                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [ ]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive proxy statement

     [ ] Definitive additional materials

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                       NATIONAL PRESTO INDUSTRIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                       NATIONAL PRESTO INDUSTRIES, INC.
--------------------------------------------------------------------------------
                  (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

     [X] No fees required

     [ ] $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2).

     [ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: (1)

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

--------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:

--------------------------------------------------------------------------------

     (3) Filing party:

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     (4) Date filed:

--------------------------------------------------------------------------------

_______________

(1) Set forth the amount on which the filing fee is calculated and state how it was determined.

                        NATIONAL PRESTO INDUSTRIES, INC.
                          EAU CLAIRE, WISCONSIN 54703
                                 APRIL 4, 1997


Dear Shareholder:

     Enclosed with this letter you will find the notice of our Annual Meeting of Stockholders, which will be held at our offices in Eau Claire on May 20, 1997.

     We sincerely hope that you will be able to be present to meet the management of your company, see the new products that will be displayed at the meeting, and cast your vote for the election of directors. If, however, you find that you are unable to attend the meeting in person, we urge that you participate by voting your stock by proxy. You may cast your vote by signing and returning the enclosed proxy card.

     On March 27, 1997, we mailed you our annual report for 1996, which contained a description of our business and also included audited financial statements for that year. Enclosed with this letter is a proxy statement which contains information regarding the annual meeting and the business to be conducted thereat.

     We are always pleased to hear from our shareholders, and if you cannot be present in person at the meeting, we would be happy to have your letters expressing your viewpoints on our products and business or to answer any questions that you might have regarding your company.



        /s/ Maryjo Cohen                                /s/ Melvin S. Cohen
        President                                       Chairman

                        NATIONAL PRESTO INDUSTRIES, INC.
                            3925 NORTH HASTINGS WAY
                          EAU CLAIRE, WISCONSIN 54703

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


TO THE STOCKHOLDERS OF NATIONAL PRESTO INDUSTRIES, INC.:

     The Annual Meeting of Stockholders of National Presto Industries, Inc., will be held at the offices of the company, 3925 North Hastings Way, Eau Claire, Wisconsin 54703, on Tuesday, May 20, 1997, at 2:00 p.m., for the following purposes:

        (a) to elect two directors for three year terms ending in 2000 and until their successors are elected and qualified; and

        (b) to transact such other business as may properly come before the meeting.

     Stockholders of record at the close of business on March 12, 1997, will be entitled to vote at the meeting and any adjournment thereof.




                                             James F. Bartl
                                             Secretary




April 4, 1997

STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING IN PERSON ARE REQUESTED TO SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY, WHICH IS SOLICITED BY THE BOARD OF DIRECTORS. PLEASE USE THE ENCLOSED ENVELOPE IN RETURNING YOUR PROXY.

                        NATIONAL PRESTO INDUSTRIES, INC.
                            3925 NORTH HASTINGS WAY
                          EAU CLAIRE, WISCONSIN 54703

                                PROXY STATEMENT


           ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 20, 1997


     The accompanying proxy is solicited by the Board of Directors of National Presto Industries, Inc. (the "Company")' for use at the annual meeting of stockholders to be held May 20, 1997 (the "Annual Meeting"), and any adjournment thereof. When such proxy is properly executed and returned, the shares it represents will be voted at the meeting and at any adjournment thereof. Any stockholder giving a proxy has the power to revoke it at any time before it is voted. Presence at the meeting of a stockholder who has signed a proxy does not alone revoke that proxy; the proxy may be revoked by a later dated proxy or notice to the Secretary at the meeting.

     At the Annual Meeting stockholders will be asked to:

        (a) elect two directors for three year terms ending in 2000 and until their successors are elected and qualified; and

        (b) transact such other business as may properly come before the meeting.

     Only stockholders of record as of the close of business on March 12, 1997, will be entitled to vote at the Annual Meeting. The approximate date on which this proxy statement and form of proxy were first sent or given to stockholders is April 4, 1997.

     Shares voted as "withhold authority to vote for" as to directors will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum at the Annual Meeting and as unvoted, although present and entitled to vote, for purposes of electing directors. If a broker submits a proxy that indicates the broker does not have discretionary authority as to certain shares to vote as to the election of directors, those shares will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum at the meeting, but will be unvoted for purposes of electing directors.

                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     The Company has outstanding only common stock of which 7,353,071 shares were outstanding and entitled to vote as of the close of business on the record date, March 12, 1997. Each of the 7,353,071 outstanding shares of common stock is entitled to one vote.

     The following table sets forth, as of the record date, all persons known by the Company to be the beneficial owners of more than 5% of the outstanding common stock of the Company and such beneficial ownership by all officers and directors as a group:



       Name and Address of                      Amount and Nature        Percent of
       Beneficial Owner                      of Beneficial Ownership    Common Stock
       -------------------                   -----------------------    ------------
       Maryjo Cohen                                2,003,438 (1)(2)         27.2%
       3925 N. Hastings Way
       Eau Claire, WI 54703

       Melvin S. Cohen                               440,946 (1)(3)          6.0%
       3925 N. Hastings Way
       Eau Claire, WI 54703

       All officers and directors as a group       2,133,576 (4)            29.0%


(1) Includes 111,375 shares owned by the L. E. Phillips Family Foundation, Inc. (the "Phillips Foundation"), a private charitable foundation of which the named person is an officer and/or director and as such exercises shared voting and investment powers.

(2) Includes 1,669,664 shares held in a voting trust described in the section below captioned "Voting Trust Agreement," for which Ms. Cohen has sole voting power, and 222,186 shares owned by pension and retirement trusts of the Company or affiliates, and private charitable foundations (other than the Phillips Foundation) and family member trusts of which Ms. Cohen is a co-trustee, officer or director, and as such exercises shared voting and investment powers.

     (Footnotes continued on next page.)

(3) Includes 329,571 shares owned by pension and retirement trusts of the Company or affiliates, charitable trusts and private charitable foundations (other than the Phillips Foundation) of which Mr. Cohen is a co-trustee, officer or director, and as such exercises shared voting and investment powers. Does not include 873,385 shares held in a voting trust described in the section below captioned "Voting Trust Agreeement," for which Mr. Cohen holds voting trust certificates. Pursuant to the voting trust, Mr. Cohen does not have the power to vote or dispose of such shares.

(4) Includes options for 500 shares currently exercisable by two officers under the National Presto Industries, Inc. 1988 Stock Option Plan.

     The information contained in the foregoing footnotes is for explanatory purposes only, and the persons named in the foregoing table disclaim beneficial ownership of shares owned by any trust for any other person, including family members, of which such persons are trustees or by any private charitable foundation of which such persons are directors or officers.

Voting Trust Agreement

     The two beneficial owners listed in the foregoing table, and eight other persons comprising extended family members and related trusts, have entered into a voting trust agreement with respect to the voting of an aggregate of 1,669,664 shares of common stock of the Company. The voting trust agreement will terminate on December 4, 2009, unless sooner terminated by the voting trustee or unanimous written consent of all the parties to the voting trust agreement. The voting trustee under the agreement is Maryjo Cohen. Under the agreement, the voting trustee exercises all rights to vote the shares subject to the voting trust with respect to all matters presented for shareholder action.

                             NOMINEES AND DIRECTORS

     Two directors are to be elected at the Annual Meeting for a term of three years. The Articles of Incorporation and the Bylaws of the Company provide for six directors, divided into three classes of two members each. At each annual meeting, successors of the class whose term of office expires in that year are elected for a three-year term. The two nominees who receive the highest number of votes will be elected directors of the Company for the three-year term commencing at the Annual Meeting. The Board of Directors propose as nominees Mr. Melvin S. Cohen, Chairman of the Board, and Ms. Maryjo Cohen, President, Chief Executive and Financial Officer of the Company, whose terms expire at the meeting.

                 INFORMATION CONCERNING DIRECTORS AND NOMINEES

     The following table provides information as to the directors and nominees of the Company and the shares of common stock of the Company owned beneficially by each such person as of the record date for the meeting:

                                 Principal Occupation;             Director's         Shares            Percent
                                  Business Experience    Director    Term to       Beneficially            of
        Director          Age        Past 5 Years          Since     Expire           Owned(1)           Class
        -------           ---    ---------------------   --------  ----------  --------------------     -------

Melvin S. Cohen*          79     Chairman of the           1949       1997          440,946(2)(3)         6.0%
3925 N. Hastings Way             Board of the
Eau Claire, WI 54703             Company

Maryjo Cohen*             44     President, Chief          1988       1997        2,003,438(2)(4)(5)     27.2%
3925 N. Hastings Way             Executive and
Eau Claire, WI 54703             Financial Officer
                                 of the Company

Walter G. Ryberg          79     Retired                   1983       1998            5,000               (6)
P.O. Box 1212
Eau Claire, WI 54702

John M. Sirianni          38     Managing Director-        1992       1998              500               (6)
3602 Timber Trails Court         Investments, Piper
Eau Claire, WI 54701             Jaffray Inc.

James F. Bartl            56     Secretary and             1995       1999           55,498(2)            (6)
3925 N. Hastings Way             Resident Counsel
Eau Claire, WI 54703             of the Company

Michael J. O'Meara        46     Chairman of the Board,    1996(8)    1999              100               (6)
2720 Golf Road                   People's National Bank,
Eau Claire, WI 54701             Eau Claire, Wisconsin(7)


-------------------
* Nominee

(1) Unless otherwise indicated, each director has sole voting and investment powers for all shares beneficially owned.

(Footnotes continued on next page.)

(2) Includes 40,132 shares held by pension and retirement trusts of the Company or affiliates for which Mr. Cohen, Ms. Cohen, and Mr. Bartl share voting and investment powers.

(3)  See footnotes 1 and 3 under Voting Securities and Principal Holders
     Thereof.

(4)  See footnotes 1 and 2 under Voting Securities and Principal Holders
     Thereof.

(5)  Ms. Cohen is the daughter of Mr. Cohen.

(6) Represents less than 1% of the outstanding shares of common stock of the Company.

(7)  Mr. O'Meara is also a director of People's National Bank.

(8) On September 5, 1996, Mr. O'Meara was elected to the Board of Directors to fill the vacancy created by the resignation of Mr. Ralph Strangis.

     Information contained in this proxy statement with respect to stock ownership was obtained from the Company's shareholder records, filings with governmental authorities, or from the named individual nominees, directors and officers. The persons identified in the foregoing table disclaim beneficial ownership of shares owned or held in trust for the benefit of members of their families or entities with which they may be associated.

     The Company has an Audit Committee but does not have a nominating or compensation committee. The Audit Committee consists of Messrs. Sirianni and O'Meara. During 1996, the Audit Committee held two meetings. The principal function of the committee is to review the annual financial statements of the Company prior to their submission to the Board of Directors. The Audit Committee also has authority to consider such other matters in relation to the internal and external audit of the Company's accounts and in relation to its financial affairs as the committee may determine to be desirable. The Audit Committee members reviewed and ratified the nature and extent of the services to be provided by Grant Thornton LLP, including services rendered in 1996, the costs and fees for such services and the effect of such fee arrangements on the independence of the auditors. During 1996, there were two Board of Directors meetings. Directors of the Company, other than those who are also executive officers, currently receive $1000 for each Board and $275 for each Audit Committee meeting attended. Executive officers are not compensated for services as Board members.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary of Cash and Certain Other Compensation

     The following table provides certain summary information concerning annual compensation paid by the Company to the Company's chief executive officer and each of the highest paid executive officers whose salary and bonus exceeded $100,000 for the fiscal year ended December 31, 1996.

                           SUMMARY COMPENSATION TABLE

                                                            All Other
   Name and Principal Position  Year   Salary    Bonus    Compensation(1)
   ---------------------------  ----  --------  --------  ---------------
   Melvin S. Cohen              1996  $107,200    48,525        - 0 -
    Chairman of the Board       1995   107,200    61,800        - 0 -
                                1994   107,200    94,800        - 0 -

   Maryjo Cohen                 1996  $ 64,000  $196,000     $1,500
    President, Chief Executive  1995    64,000   196,000      1,500
    and Financial Officer       1994    64,000   186,000      2,310
    and Director

   Richard F. Anderl            1996  $ 45,000  $ 70,000     $1,100
    Vice President              1995    45,000    65,000      1,050
                                1994    45,000    60,000      1,005

   James F. Bartl               1996  $ 44,600  $150,400     $1,500
    Secretary, Resident Counsel 1995    44,600   140,400      1,500
    and Director                1994    44,600   132,200      1,640

---------------------------
(1) The amounts shown in this column are matching contributions made by the Company for executive officers participating in its 401(k) Plan.

     During 1996, none of the executive officers named in the Summary Compensation Table received restricted stock awards, and one of the executive officers named in the Summary Compensation Table was granted stock options under the Company's 1988 Stock Option Plan.

                 AGGREGATE OPTION EXERCISE IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                               Number of Securities
                                              Underlying Unexercised        Value of Unexercised
                                                    Options At               In-The-Money Options
                     Shares                      Fiscal Year-End (#)        At Fiscal Year-End ($)
                   Acquired On    Value          -------------------        ----------------------
      Name         Exercise(#)  Realized($)   Exercisable/Unexercisable   Exercisable/Unexercisable
-----------------  -----------  -----------   -------------------------   -------------------------
Richard F. Anderl    125          250.00             250 / 500                   - / -(1)

---------------------------
(1) No in-the-money options.

PENSION PLAN

     The Company maintains a qualified defined benefit pension plan (the "Plan") in which executive officers of the Company (other than Mr. Cohen) participate. Upon retirement, participants may elect one of the Plan's payment options, including an annuity or lump sum distribution. A participant's remuneration covered by the Plan is his or her average compensation for the highest five consecutive calendar years of service, or in the case of a participant who has been employed for less than five full calendar years, the average is based upon the number of completed years of employment with the Company. It is estimated that the executive officers listed above (excluding Mr. Cohen, who received a lump sum pension distribution in 1988) will receive at their normal retirement date (age 65) a maximum annual benefit of $30,000 or an estimated lump sum distribution of $230,000.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     As described below in the report on executive compensation, members of the Board of Directors determine the compensation of the executive officers of the Company. This includes the compensation of those executive officers who also serve as directors, namely, Melvin S. Cohen, Chairman of the Board, Maryjo Cohen, President, Chief Executive and Financial Officer, and James F. Bartl, Secretary and Resident Counsel. The Company's chief executive officer and other executive officers who also serve on the Board of Directors do not participate in any decisions regarding their own compensation.

     Executive officers of the Company, including Messrs. Cohen and Bartl and Ms. Cohen, also serve as directors and executive officers of the Company's subsidiaries. Mr. Sirianni is a Managing Director-Investments of Piper Jaffray Inc. The Company has purchased marketable securities during 1996 in transactions through brokerage firms, including Piper Jaffray Inc. Mr. Ryberg was Vice President of Sales of the Company prior to his retirement in 1983.

     The Company expects to continue to utilize the brokerage services of Piper Jaffray Inc., during 1997. The Company believes that the terms and conditions of its relationship with Piper Jaffray Inc. are as favorable as those that could have been obtained from other entities providing similar services.

BOARD REPORT ON EXECUTIVE COMPENSATION

     Decisions on executive compensation are made by the Board of Directors. There is no separate compensation committee. Salaries and bonus compensation are reviewed annually at or near the end of the Company's fiscal year.

     Historically the Company has maintained salaries at a level that is considered to be below salaries for executives of comparable companies. This provides a more conservative approach to base compensation if the Company experiences significant adverse operating results that the Board of Directors believes should result in a reduction in total compensation. Salaries historically have been supplemented by amounts characterized as bonus compensation, which is paid in cash as described in the above table. The Board considers; however, salaries and bonuses together to determine if total compensation, irrespective of how characterized, is reasonably related to the services provided.

     The Company has not relied upon stock incentives as a principal part of its compensation program for its executives. Although the Company has made available stock purchase arrangements for executive officers in the past, the last such arrangement for any of the executive officers named in the foregoing table was in 1989.

     The Board believes that the total salary and bonus compensation paid to its executives is appropriate in relationship to the size and nature of the Company's business, total compensation of other executives of similar businesses, the longevity of such officers' service with the Company, the limited number of senior executives employed by the Company and the results that have been achieved by its management group (although such bonuses are not based upon a percentage or other formula utilizing revenues, income or other financial data as predicates). No compensation or other consultant has been retained by the Board to evaluate executive compensation. The Board does consider; however, data generally made available on executive compensation by such organizations.

     The Company has utilized the salary and discretionary bonus approach described above for more than 25 years and no change in this compensation approach is currently being considered. Because of their substantial stock ownership, the interests of Mr. Cohen and Ms. Cohen, the Company's two senior officers, are substantially related to the interests of all stockholders. Mr. Bartl also has material stock interests in relation to his compensation level. Further, stock-based compensation is not deemed by the Board to be necessary or appropriate.

     The basis for the compensation of Ms. Cohen as President, Chief Executive and Financial Officer is determined in the same manner as the compensation for the other executive officers. In May 1994, Ms. Cohen, who has been a full-time employee of the Company since 1976, an officer since 1983, and President since 1989, assumed the added responsibilities of Chief Executive and Financial Officer. As noted in the foregoing table, there was an increase in total compensation in 1995 for Ms. Cohen which, in part, reflected the additional responsibilities she assumed as Chief Executive. There was no increase in Ms. Cohen's 1996 compensation. The Board considered, in establishing Ms. Cohen's compensation, her demonstrated competence over many years, the scope of responsibilities assumed and her expertise in a variety of significant niches within the business. No specific weight was assigned to any of these factors and, as in the case of other executives, no formula is utilized for determining bonus compensation.

     In 1993, Section 162(m) of the Internal Revenue Code was adopted which, beginning in 1994, imposes an annual deduction limitation of $1.0 million on the compensation of certain executive officers of publicly held companies. The Board of Directors does not believe that the Section 162(m) limitation will materially affect the Company in the near future based on the level of the compensation of the executive officers. If the limitation would otherwise apply, the Board of Directors could defer payment of a portion of the bonus to remain under the $1.0 million annual deduction limitation.

     Submitted by the Company's Board of Directors:


             Melvin S. Cohen    James F. Bartl          Walter G. Ryberg
             Maryjo Cohen       Michael J. O'Meara      John M. Sirianni

PERFORMANCE GRAPH

     In accordance with regulations, the Company is including in this proxy statement a line-graph presentation comparing cumulative, five-year shareholder returns on an indexed basis with the Standard and Poor's 500 Composite Index (the "S&P 500 Index") and an index of ten (10) electrical appliance manufacturers created by Bridge Information Systems, Inc. (the "Bridge Index").(1)(2) The Board of Directors has approved use of the Bridge Index. A list of companies comprising that index is included in the graph below.

            COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN AMONG
       NATIONAL PRESTO INDUSTRIES, INC., S&P 500 INDEX AND BRIDGE INDEX

                             [PERFORMANCE GRAPH]


                                                 DECEMBER 31,
                                   1991    1992    1993    1994    1995    1996
National Presto Industries, Inc.  100.0    87.0    82.5    74.2    74.5    73.4
S&P 500 Index                     100.0   107.7   118.2   119.8   164.8   203.2
Bridge Index                      100.0   115.2   151.4   131.0   130.7   136.4


Assumes $100 invested on December 31, 1991, in National Presto Industries, Inc. Common Stock, the S&P 500 Index' and the Bridge Index. Total return assumes reinvestment of dividends.

(1)Bridge Index Companies: Craftmade International, Inc., Dynamics Corporation of America, Maytag Corporation, National Presto Industries, Inc., Royal Appliance Mfg. Co., Singer Company, N.V., Sunbeam Corporation, Toastmaster, Inc., Whirlpool Corporation, Windmere Durable Holdings Inc.

(2)As of September 1990, the common stock of Allegheny International, Inc. ceased to be traded. Accordingly, Allegheny International, Inc. is no longer included in the Bridge Index.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     Grant Thornton LLP, Certified Public Accountants, were the independent accountants for the Company during the year ended December 31, 1996, and has been selected by the Audit Committee to be independent accountants for the Company during the fiscal year ending December 31, 1997. The Audit Committee meets with representatives of Grant Thornton LLP to review their comments and plans for future audits. It is not anticipated that any representative of such auditing firm will be present at the Annual Meeting of Stockholders.

                                 OTHER MATTERS

     The cost of preparing, assembling and mailing this proxy statement, the notice and form of proxy will be borne by the Company. The management has made no arrangement to solicit proxies for the meeting other than by use of mail, except that some solicitation may be made by telephone, facsimile, or personal calls by officers or regular employees of the Company. The Company will, upon request, reimburse brokers and other persons holding shares for the benefit of others in accordance with the rates approved by the New York Stock Exchange for their expenses in forwarding proxies and accompanying material and in obtaining authorization from beneficial owners of the Company's stock to give proxies.


     The Board of Directors knows of no other matters to be brought before this Annual Meeting. If other matters should come before the meeting; however, it is the intention of each person named in the proxy to vote such proxy in accordance with his or her judgment on such matters.


     NATIONAL PRESTO INDUSTRIES, INC., FORM 10-K ANNUAL REPORT, ON FILE WITH THE SECURITIES AND EXCHANGE COMMISSION, MAY BE OBTAINED, WITHOUT CHARGE, UPON WRITTEN REQUEST TO JAMES F. BARTL, SECRETARY, NATIONAL PRESTO INDUSTRIES, INC., 3925 NORTH HASTINGS WAY, EAU CLAIRE, WISCONSIN 54703. COPIES OF EXHIBITS TO FORM 10-K MAY BE OBTAINED UPON PAYMENT TO THE COMPANY OF THE REASONABLE EXPENSE INCURRED IN PROVIDING SUCH EXHIBITS.

                             SHAREHOLDER PROPOSALS

     Any proposal intended to be presented for action at the 1998 Annual Meeting of Stockholders of the Company (the "1998 Annual Meeting") by any stockholder of the Company must be received by the Secretary of the Company at 3925 North Hastings Way, Eau Claire, Wisconsin 54703, not later than
December 5, 1997, in order for such proposal to be included in the Company's Proxy Statement and Proxy relating to the 1998 Annual Meeting. Nothing in this paragraph shall be deemed to require the Company to include in its Proxy Statement and Proxy relating to the 1998 Annual Meeting any stockholder proposal which does not meet all of the requirements for such inclusion at the time in effect.


                               BY ORDER OF THE BOARD OF DIRECTORS

                               James F. Bartl, Secretary

PRESTO (R)
--------------------------------------------------------
NOTICE OF
ANNUAL
MEETING
AND
PROXY
STATEMENT


ANNUAL MEETING OF STOCKHOLDERS
MAY 20, 1997



PLEASE SIGN AND RETURN THE ENCLOSED PROXY CARD PROMPTLY.

NATIONAL PRESTO INDUSTRIES, INC.
EAU CLAIRE, WISCONSIN 54703
--------------------------------------------------------